As filed with the Securities and Exchange Commission on July 26, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

National Vision Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3851 (Primary Standard Industrial Classification Code Number)	46-4841717 (I.R.S. Employer Identification Number)

2435 Commerce Avenue
Bldg. 2200
Duluth, Georgia 30096-4980
Telephone: 770-822-3600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mitchell Goodman, Esq.
Senior Vice President, General Counsel and Secretary
2435 Commerce Avenue
Bldg. 2200
Duluth, Georgia 30096-4980
Telephone: 770-822-4208
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Joseph H. Kaufman, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 (212) 455-2000	Marc D. Jaffe, Esq. Ian D. Schuman, Esq. Latham & Watkins LLP 885 3rd Avenue New York, New York 10022-4834 (212) 906-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-226287
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,814,852	$39.75	$111,890,367	$13,930.35

(1)	Includes shares of common stock subject to the underwriters’ option to purchase additional shares of common stock. See “Underwriting (Conflicts of Interest).”

(2)
In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-226287), originally declared effective on July 25, 2018, is hereby registered.

(3)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(a) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by National Vision Holdings, Inc. (the “Registrant”).  This registration statement relates to the Registrant’s prior registration statement on Form S-1 (Registration No. 333-226287), originally filed with the Commission on July 23, 2018 (together with its exhibits and the documents incorporated by reference therein, the “Prior Registration Statement”), which was declared effective by the Commission on July 25, 2018. The Prior Registration Statement is incorporated by reference herein.

Exhibit Number	Description

5.1	Opinion of Simpson Thacher & Bartlett LLP (incorporated by reference to Exhibit 5.1 to the Prior Registration Statement)

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

23.2*	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included on the signature page to the Prior Registration Statement)

*  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, Georgia, on July 26, 2018.

National Vision Holdings, Inc.

By:	/s/ L. Reade Fahs
	Name:	L. Reade Fahs
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 26, 2018.

Signature	Capacity

/s/ L. Reade Fahs	Chief Executive Officer and Director
L. Reade Fahs	(principal executive officer)

/s/ Patrick R. Moore	Senior Vice President, Chief Financial Officer
Patrick R. Moore	(principal financial officer)

/s/ Chris Beasley	Senior Vice President, Accounting
Chris Beasley	(principal accounting officer)

*	Director
Nathaniel H. Taylor

*	Director
Felix Gernburd

*	Director
D. Randolph Peeler

*	Director
David M. Tehle

*	Director
Virginia A. Hepner

*By:	/s/ L. Reade Fahs
L. Reade Fahs, Attorney-in-Fact